Exhibit 99.1

Nixxy Completes Separation of CognoGroup, Increasing Strategic Focus, Reducing Operating Costs, and Unlocking Shareholder Value as AI Infrastructure Platform Scales Into 2026

NEW YORK, NY / ACCESS Newswire / January 5, 2026 — Nixxy, Inc. (NASDAQ: NIXX) (“Nixxy” or the “Company”), an AI-driven communications and data infrastructure company, today announced the completion of its previously disclosed separation of its legacy Marketplace line of business into CognoGroup, Inc. (OTC Markets: CGNO) (“CognoGroup”). Following several actions, Nixxy now holds an ownership percentage of approximately 19.99% of CognoGroup’s fully diluted equity. The transaction creates two independent public companies and is intended to enhance strategic focus, improve operating efficiency, and support long-term shareholder value.

As part of the separation, Nixxy has streamlined its corporate structure and eliminated Marketplace-related, which management believes will reduce operating complexity and decrease operational costs as the Company advances its AI-native communications and data infrastructure roadmap. Following the transaction, Nixxy is now fully focused on scaling its AI-native communications and data infrastructure platform, while CognoGroup operates independently with a dedicated mandate to build and grow technology-enabled businesses focused on human capability, talent, and learning.

“This transaction is about focus and execution,” said Mike Schmidt, Chief Executive Officer of Nixxy. “After a year of rapid revenue growth and platform scaling, we believe this separation positions Nixxy to move faster, operate more efficiently, and continue building long-term value as we head into 2026. Importantly, it also reduces the operational costs associated with maintaining a non-core business, improving our operating leverage as we scale.”

What This Means for Shareholders

•	Clearer investment thesis: Nixxy is now a more focused, pure-play AI communications and data infrastructure company.
•	Direct ownership in two public companies: Eligible Nixxy shareholders are expected to receive CognoGroup shares via a pro rata distribution, retaining upside exposure to both businesses.
•	Improved simplicity and transparency: The separation is intended to simplify financial reporting, capital allocation, and operational priorities, supporting scalability and investor clarity.

Transaction Overview

•	Completed separation: The Marketplace business has been fully separated into CognoGroup, which now operates as an independent public company.
•	Shareholder distribution: Nixxy is expects to file a Form 10 registration statement with the SEC to distribute its CognoGroup shares to eligible Nixxy shareholders
•	Independent execution: Each company now operates with its own management focus, strategy, and growth priorities.

Strategic Impact for Nixxy

Nixxy believes the completion of the separation from CognoGroup strengthens its ability to execute on its 2026 objectives, including:

•	Scaling AI-driven global voice and messaging infrastructure
•	Expanding high-margin, marketing-driven traffic strategies
•	Deploying AI across routing, diagnostics, and monetizable data layers
•	Advancing toward sustained operational profitability

“With our revenue run-rate growth, the appointment of a new CFO, and this structural simplification now complete, we believe Nixxy is entering 2026 with momentum, clarity, and a stronger foundation for scale,” Schmidt added.

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About CognoGroup, Inc. (OTC Markets: CGNO)

CognoGroup is focused on building and supporting technology-driven businesses that enhance human capability across work, learning, and personal development. Its strategy centers on leveraging AI and intelligent technologies to help individuals develop skills, connect with opportunity, and reach their potential in an evolving digital economy. CognoGroup’s planned portfolio includes platforms spanning talent marketplaces, learning, AI-powered career tools, and professional communities. Miles Jennings serves as Chief Executive Officer of CognoGroup. Learn more at https://www.cognogroup.com.

About Nixxy, Inc. (NASDAQ:NIXX)

Nixxy is a technology company at the forefront of AI-powered business services, powering the next generation of intelligent services. Anchored by its proprietary AI Infrastructure platform, Nixxy provides scalable, secure, and LLM-agnostic infrastructure for deploying private AI at scale. From global voice and messaging to AI-enhanced diagnostics, Nixxy delivers solutions where infrastructure, intelligence, and monetizable data converge. With a strategy focused on platform extensibility, data monetization, and data access models, Nixxy is building the foundation for the future of enterprise AI deployment and private data economy.

Filings and press releases can be found at https://nixxy.com/investor-relations.

Contact Information

Investor Contact: Nixxy, Inc.

Investor Relations Email: IR@nixxy.com

Phone: (877) 708-8868

Forward-Looking Statements Disclaimer

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including those regarding the Company’s business strategy, future operations, financial position, potential growth, spin-out transactions, and market opportunities. These statements are based on current expectations and involve risks and uncertainties that could cause actual results to differ materially. Readers are cautioned not to place undue reliance on forward-looking statements.

No Offer or Solicitation Disclaimer

This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Risk Factors

Investors should carefully consider the risks associated with the Company’s business and the spin-out transaction, including execution risks, operational separation risks, market conditions, and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2024.

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